Exhibit 99.1
FOR IMMEDIATE RELEASE
April 27, 2016

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports First Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 129-year-old IBERIABANK (www.iberiabank.com), reported operating results for the first quarter ended March 31, 2016. For the quarter, the Company reported income available to common shareholders of $40.2 million, or $0.97 fully diluted earnings per common share (“EPS”). In the first quarter of 2016, the Company incurred non-operating expenses net of non-operating revenue and income taxes equal to $1.6 million, or $0.04 per common share. Excluding non-operating items, operating EPS in the first quarter of 2016 was $1.01 per common share on a non-GAAP operating basis (refer to press release supplemental table). The $1.01 operating EPS results in the first quarter of 2016 were within management's guidance range and exceeded consensus analyst expectations.

Daryl G. Byrd, President and Chief Executive Officer, commented, “We are pleased at the progress we achieved this past quarter in improving our operating efficiency and profitability. We delivered unseasonably strong legacy loan growth and continued margin strength in the first quarter, both of which are favorable trends which we believe run counter to our peers. In addition, some of our fee income businesses, including mortgage, client derivatives, and treasury management, delivered strong revenue growth and our successful cost containment efforts were evident as our tangible operating efficiency ratio improved to 60.3%, placing us on the very cusp of our strategic efficiency goal of 60%."

Byrd continued, "These favorable financial results were achieved despite the headwinds associated with our continued pro-active 'risk-off trade' and vigilance in mitigating risks that sustained low energy prices are having on selected clients.We increased our energy-related loan loss reserves by 48% on a linked quarter basis, while our operating EPS on a pre-tax pre-provision basis reached $2.00 per share in the first quarter of 2016, a record for our Company, and an increase of 30% compared to the first quarter of 2015. We remain comfortable with the full year 2016 guidance we previously provided to the investment community regarding our growth expectations, continued margin strength, expense targets, and delivering solid operating earnings. We are keenly focused on delivering exceptional client service and continued progress in improved long-term shareholder returns."

Highlights for the first quarter of 2016 and at March 31, 2016:

•
Energy-related loans ("energy loans") increased $51 million, or 7%, between December 31, 2015 and March 31, 2016, and at March 31, 2016, equated to 5.1% of total loans. At March 31, 2016, $46 million in energy loans were held on non-performing status (6.3% of total energy loans), up from $8 million at year-end 2015. At March 31, 2016, the Company had approximately $39 million in aggregate reserves for energy loans and unfunded commitments, an increase of $13 million, or 48%, since December 31, 2015. At quarter-end, energy-related reserves equated to 5.4% of energy loans outstanding. The Company had no energy loans past due at March 31, 2016, and incurred no energy-related charge-offs in the first quarter of 2016. Exclusive of energy loans, the Company's general asset quality improved on a linked quarter basis and on a year-over-year basis.

•
The Company's net interest margin was stable on a linked quarter basis at 3.64%, which was above management’s expectations. The Company's cash margin improved 10 basis points on a linked quarter basis.

•
On a linked quarter basis, the Company's operating revenues increased $3.5 million, or 2%, while its operating expenses increased $0.7 million, or less than 1%. The tangible efficiency ratio improved from 61.1% to 60.3% on a linked quarter basis.

•
During the first quarter of 2016, the Company closed or consolidated 19 branches, which is expected to result in projected annual net run-rate savings of at least $1 million per quarter starting in the second quarter of 2016. The Company incurred $2.1 million in pre-tax non-operating expenses in the first quarter of 2016 associated with branch closures and consolidations.

•
Total loan growth was $124 million, or 1%, between December 31, 2015 and March 31, 2016. Legacy loan growth, which excludes all assets covered under FDIC loss share agreements and other non-covered acquired assets (collectively, “Acquired Assets”), increased $338 million, or 3% (12% annualized rate), on a period-end basis and $370 million, or 3% (14% annualized rate), on an average balance basis.

•
Total deposits increased $82 million, or less than 1%, between quarter-ends, and decreased $348 million, or 2%, on an average balance basis. Non-interest-bearing deposits increased $132 million, or 3%, between quarter-ends and decreased $72 million, or 2%, on an average balance basis. The Company's loan-to-deposit ratio was 88.9% at March 31, 2016, up slightly from 88.6% at year-end 2015 and 87.8% one year prior.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	3/31/2016	12/31/2015	% Change	3/31/2015	% Change
Net income available to common shareholders	$40,193	$44,407	(9.5)	$25,126	60.0
Earnings per common share - diluted	0.97	1.08	(10.2)	0.75	29.3

Average gross loans and leases	$14,354,410	$14,185,150	1.2	$11,563,946	24.1
Average total deposits	15,945,069	16,292,755	(2.1)	12,761,808	24.9
Net interest margin (TE) (1)	3.64%	3.64%		3.54%

OPERATING BASIS (NON-GAAP) (2):
Total revenues	$217,052	$213,506	1.7	$174,314	24.5
Total non-interest expense	134,860	134,111	0.6	122,787	9.8
Earnings per common share - diluted	1.01	1.11	(9.0)	0.95	6.3
Tangible efficiency ratio (TE) (1) (4)	60.3%	61.1%		68.5%
Return on average assets	0.85	0.92		0.81
Return on average tangible common equity	10.26	11.20		9.92
Net interest margin (TE) - cash basis (1) (3)	3.48	3.38		3.28

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3) See Table 8 for adjustments related to purchase discounts on acquired loans and related accretion and the impact of the FDIC indemnification asset.
(4) Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

On a linked quarter basis, average loan volume (including the FDIC loss share receivable) increased $165 million, or 1%, and the associated yield increased one basis point. Over that period, average legacy loans increased $370 million, or 3%, with an increase in yield of 10 basis points, and acquired loans (including the FDIC loss share receivable) decreased $205 million, or 6%, and the yield decreased 13 basis points. All other average earning assets, including investment securities, mortgage loans held for sale, and interest-bearing deposits in other institutions, increased a total of $20 million, or less than 1%.

On a linked quarter basis, average earning assets increased $185 million, or 1%, and the average earning asset yield remained stable. Average interest-bearing liabilities increased $161 million, or 1%, and the cost of interest-bearing liabilities remained constant over the period. As a result, the net interest spread and margin were each unchanged. On a linked quarter basis, tax-equivalent net interest income increased $0.2 million, or less than 1%. One less business day in the first quarter of 2016 compared to the fourth quarter of 2015 suppressed net interest income in the first quarter of 2016 by approximately $1.5 million.

In the first quarter of 2016, non-interest income increased $3.3 million, or 6%, compared to the fourth quarter of 2015. Non-operating non-interest income totaled $0.2 million in the first quarter of 2016, similar to the fourth quarter of 2015. Operating non-interest income increased $3.3 million, or 6%, on a linked quarter basis. The primary changes in operating non-interest income on a linked quarter basis included:

•	Increased mortgage income of $3.2 million, or 19%; and

•	Increased client derivative income of $1.9 million, or 175%; partially offset by

•	Decreased title revenues of $0.7 million, or 13%; and

•	Decreased service charge income of $0.5 million, or 4%.

In the first quarter of 2016, the Company originated $516 million in residential mortgage loans, down $42 million, or 8%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 23% of mortgage loan applications in the first quarter of 2016, which was stable on a linked quarter basis. The Company sold $488 million in mortgage loans during the first quarter of 2016, down $109 million, or 18%, on a linked quarter basis. Loans held for sale increased from $166 million at December 31, 2015, to $193 million at March 31, 2016. The mortgage origination locked pipeline increased $118 million, or 52%, between December 31, 2015, and March 31, 2016, to $345 million at quarter-end, and up $66 million, or 24%, over the comparable period last year. At April 22, 2016, the locked pipeline was $382 million, up $37 million, or 11%, compared to March 31, 2016. The improvement mortgage income on a linked quarter basis was primarily the result of higher volumes of the mortgage origination locked pipeline and mortgage loans held for sale, and an improvement in the gain on sale margin.

Non-interest expense decreased $1.5 million, or 1%, on a linked quarter basis, while non-operating expense declined $2.3 million and operating expense increased $0.7 million, or less than 1%. Operating expense changes included the following on a linked-quarter basis:

•	Increased marketing and business development expenses of $1.3 million, or 61%;

•	Increased core deposit intangible amortization of $0.3 million, or 18%;

•	Increased travel and entertainment expenses of $0.3 million, or 17%; and

•	Increased OREO-related expense of $0.3 million; partially offset by

•	Decreased salaries and employee benefit expenses of $1.3 million, or 2%.

The Company's operating tangible efficiency ratio in the first quarter of 2016 was 60.3%, down from 61.1% in the fourth quarter of 2015. The Company continues to focus on expense savings and revenue enhancement strategies intended to achieve a targeted operating tangible efficiency ratio of less than 60% by the fourth quarter of 2016.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		3/31/2016	12/31/2015	% Change	3/31/2015	% Change
PERIOD-END BALANCES:
	Total loans and leases	$14,451,244	$14,327,428	0.9	$12,873,461	12.3
	Legacy loans and leases	11,528,697	11,190,520	3.0	9,894,869	16.5
	Total deposits	16,260,566	16,178,748	0.5	14,665,024	10.9

ASSET QUALITY RATIOS (LEGACY):
	Past due loans to total loans (1)	1.18%	0.64%		0.79%
	Non-performing assets to total assets (2)	0.65	0.42		0.55
	Classified assets to total assets (3)	2.21	1.02		0.61

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	8.83%	8.86%		8.62%
	Tier 1 leverage ratio	9.41	9.52		8.87
	Total risk-based capital ratio	12.21	12.14		11.62

PER COMMON SHARE DATA:
	Book value	$59.93	$58.87	1.8	$56.77	5.6
	Tangible book value (4)	41.38	40.35	2.6	39.26	5.4
	Closing stock price	51.27	55.07	(6.9)	63.03	(18.7)
	Cash dividends	0.34	0.34	—	0.34	—

(1)	Past due loans include non-accruing loans.
(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(3)	Classified assets consist of $378 million, $166 million and $91 million at March 31, 2016, December 31, 2015 and March 31, 2015, respectively.
(4)	See Table 10 for the GAAP to Non-GAAP reconciliation.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Loans

Total loans increased $124 million, or 1%, between December 31, 2015, and March 31, 2016. Over that period, the acquired loan portfolio decreased $214 million, or 7%, and legacy loans increased $338 million, or 3% (12% annualized rate), including an increase in total energy loans of $51 million, or 7%, and a decline in indirect automobile loans of $33 million, or 13%. During the first quarter of 2016, legacy commercial loans increased $294 million, or 4% (which included $52 million in small business loan growth, up 5%, or 19% annualized rate), legacy consumer loans increased $8 million, or less than 1%, and legacy mortgage loans increased $37 million, or 5% (21% annualized rate). Excluding the impact of energy fundings, period-end loan growth during the first quarter of 2016 was strongest in the Southeast Florida, Naples, Birmingham, Tampa, and Dallas markets. Funded loan origination and renewal mix in the first quarter of 2016 was 34% fixed rate and 66% floating rate, and total loans outstanding (excluding non-

accruals) were 45% fixed and 55% floating. Loans and commitments originated and/or renewed during the first quarter of 2016 totaled $1.3 billion (down 13% on a linked quarter basis). At March 31, 2016, the Company's commercial loan pipeline was approximately $900 million.

Table C - Period-End Loans
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	3/31/2016	12/31/2015	3/31/2015	$	%	Annualized	$	%	3/31/2016	12/31/2015
Legacy loans:
Commercial	$8,427,154	$8,133,341	$7,157,090	293,813	3.6	14.4%	1,270,064	17.7	73.1%	72.7%
Residential mortgage	730,621	694,023	553,815	36,598	5.3	21.1%	176,806	31.9	6.3%	6.2%
Consumer	2,370,922	2,363,156	2,183,964	7,766	0.3	1.3%	186,958	8.6	20.6%	21.1%
Total legacy loans	11,528,697	11,190,520	9,894,869	338,177	3.0	12.1%	1,633,828	16.5	100%	100%

Acquired loans:
Balance at beginning of period	3,136,908	3,337,761	1,772,330	(200,853)	(6.0)		1,364,578	77.0
Loans acquired during the period	—	—	1,370,482	—	—		(1,370,482)	(100.0)
Net paydown activity	(214,361)	(200,853)	(164,220)	(13,508)	6.7		(50,141)	30.5
Total acquired loans	2,922,547	3,136,908	2,978,592	(214,361)	(6.8)		(56,045)	(1.9)
Total loans	$14,451,244	$14,327,428	$12,873,461	123,816	0.9		1,577,783	12.3

Energy loans outstanding totaled $732 million at March 31, 2016, up $51 million, or 7%, compared to December 31, 2015, and equated to approximately 5.1% of total loans. The increase in energy loans was the result of select exploration and production companies drawing on commitment lines (up $56 million) and normal draws on existing working capital lines at select midstream companies (up $14 million), partially offset by a decrease in oil field service loans outstanding (down $19 million.) Energy-related commitments totaled $1.2 billion at March 31, 2016, down $78 million, or 6%, compared to year-end 2015. Loans to exploration and production companies accounted for 51% of energy loans outstanding and 56% of energy loan commitments at March 31, 2016. Midstream companies accounted for 18% of energy loans and 17% of energy loan commitments, and service companies accounted for 31% of energy loans and 27% of energy loan commitments. At March 31, 2016, $46 million in energy loans were on non-accrual status (compared to $8 million at December 31, 2015), and no energy loans were past due greater than 30 days at quarter-end. At March 31, 2016, approximately 39% of energy loans were classified, and 49% were criticized. To date, the Company has experienced no energy-related charge-offs. Additional information regarding the Company’s energy loan and commitment exposure is provided in the supplemental investor presentation.

At March 31, 2016, the Company’s indirect automobile lending business had approximately $213 million in loans outstanding, down $33 million, or 13%, compared to December 31, 2015 (1.5% of total loans outstanding compared to 1.7% at December 31, 2015).

Deposits

Total deposits increased $82 million, or less than 1%, between December 31, 2015 and March 31, 2016. Non-interest-bearing deposits increased $132 million, or 3%, and equated to 28% of total deposits at March 31, 2016. NOW accounts decreased $14 million, or less than 1%, while money market accounts decreased $47 million, or less than 1%, and time deposits decreased $45 million, or 2%, between December 31, 2015 and March 31, 2016. Savings deposits increased $55 million, or 8%, between quarter-ends. Deposit growth during the first quarter of 2016 was strongest in the Lake Charles, Houston, Orlando, Birmingham, and Naples markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change (1)		Mix
	3/31/2016	12/31/2015	3/31/2015	$	%	Annualized	$	%	3/31/2016	12/31/2015
Non-interest-bearing	$4,484,024	$4,352,229	$3,860,820	131,795	3.0	12.1%	623,204	16.1	27.6%	26.9%
NOW accounts	2,960,562	2,974,176	2,729,791	(13,614)	(0.5)	(1.8)%	230,771	8.5	18.2%	18.4%
Money market accounts	5,964,029	6,010,882	5,067,462	(46,853)	(0.8)	(3.1)%	896,567	17.7	36.7%	37.2%
Savings accounts	772,117	716,838	728,981	55,279	7.7	30.8%	43,136	5.9	4.7%	4.4%
Time deposits	2,079,834	2,124,623	2,277,970	(44,789)	(2.1)	(8.4)%	(198,136)	(8.7)	12.8%	13.1%
Total deposits	$16,260,566	$16,178,748	$14,665,024	81,818	0.5	2.0%	1,595,542	10.9	100%	100%

(1) Growth includes the impact of acquisitions.

On an average balance and linked quarter basis, non-interest-bearing deposits decreased $72 million, or 2%, and interest-bearing deposits decreased $276 million, or 2%. The rate on average interest-bearing deposits in the first quarter of 2016 was 0.42%, down one basis point on a linked quarter basis.

Other Assets And Funding

On an average balance and linked quarter basis, the investment portfolio decreased $34 million, or 1%, to $2.9 billion in the first quarter of 2016. On a period-end basis, the investment portfolio equated to $2.9 billion, or 14% of total assets at March 31, 2016, compared to 15% at December 31, 2015. The investment portfolio had an effective duration of 2.8 years at March 31, 2016, compared to 3.3 years at December 31, 2015. The investment portfolio had a $39 million unrealized gain at March 31, 2016. The average yield on investment securities increased four basis points on a linked quarter basis, to 2.25% in the first quarter of 2016. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised only 8% of total investments at March 31, 2016. The Company holds for investment no sovereign debt, equity securities, trust preferred securities, or derivative exposure to foreign counterparties.

On a linked quarter basis, average short-term borrowings (including repurchase agreements) increased $254 million, or 106%, and the cost of short-term borrowings increased 23 basis points. At March 31, 2016, short-term borrowings (including repurchase agreements) increased $172 million, or 53%, compared to year-end 2015. On a linked quarter basis, average long-term debt increased $182 million, or 54%, and the cost of long-term debt decreased 67 basis points to 2.35%. The cost of average interest-bearing liabilities was 0.49% in the first quarter of 2016, unchanged on a linked quarter basis.

Asset Quality

Between December 31, 2015 and March 31, 2016, legacy non-performing assets ("NPAs") increased $43 million, or 63%. At March 31, 2016, NPAs included $11 million in former bank branches and related real estate, an increase of 36% compared to December 31, 2015. At March 31, 2016, legacy NPAs equated to 0.65% of total assets, up from 0.42% at December 31, 2015, and 0.59% of total assets excluding bank-related properties, up from 0.37% at December 31, 2015.

Legacy loans past due 30 days or more (excluding non-accruing loans) increased $22 million, or 105%, and represented 0.37% of total legacy loans at March 31, 2016, compared to 0.19% at December 31, 2015. Of the $22 million increase in loans past due, $20 million was related to three loans that were past due at quarter-end due to the fact that those loans had matured. Since the end of the first quarter of 2016, the largest of the three loans (totaling $9 million past due), was renewed and is current.

Net charge-offs totaled $4.0 million in the first quarter of 2016, up $1.1 million, or 37%, compared to the fourth quarter of 2015. Annualized net charge-offs equated to 0.11% of average loans in the first quarter of 2016, up three basis points on a linked quarter basis. The Company’s provision for loan losses increased $3.2 million, or 27%, on a linked quarter basis to $14.9 million.

Capital Position

At March 31, 2016, the Company reported a tangible common equity ratio of 8.83%, down three basis points compared to December 31, 2015, and the preliminary Tier 1 leverage ratio was 9.41%, down 11 basis points compared to December 31, 2015. The Company’s preliminary calculation of its total risk-based capital ratio at March 31, 2016, was 12.21%, up seven basis points compared to December 31, 2015. During the first quarter of 2016, the remaining 25% of trust preferred securities included in the Company's Tier 1 capital ratio at year-end 2015 was phased into Tier 2 capital. As a result, the negative impact on Tier 1 capital ratios was approximately 18 basis points. No impact on the Company's total risk-based capital ratio was associated with this change.

At March 31, 2016, book value per common share was $59.93, up $1.06 per share, or 2%, compared to December 31, 2015. Tangible book value per common share was $41.38, up $1.03 per share, or 3%, compared to December 31, 2015. Based on the closing stock price of the Company’s common stock of $57.01per share on April 27, 2016, this price equated to 0.95 times March 31, 2016 book value per common share and 1.38 times March 31, 2016 tangible book value per common share.

On March 14, 2016, the Company declared a quarterly cash dividend of $0.34 per common share. This common dividend level equated to an annualized dividend rate of $1.36 per common share. Based on the Company's closing common stock price on April 27, 2016, the indicated dividend yield was 2.39% per common share. The payment of dividends is at the discretion of the Board of Directors.

On August 5, 2015, the Company sold 3.2 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The preferred stock has an initial coupon equal to 6.625% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 426.2 basis points. The Company raised approximately $80 million in gross proceeds ($77 million net proceeds) from the transaction. On January 4, 2016, the Company declared a semi-annual cash dividend of $0.805 per depositary share that was paid on February 1, 2016.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 298 combined offices, including 199 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, and Georgia, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 65 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC” and its Series B Preferred Stock trades on the NASDAQ Global Select Market under the symbol "IBKCP". The Company’s common stock market capitalization was approximately $2.4 billion, based on the NASDAQ Global Select Market closing stock price on April 27, 2016.

The following 12 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FBR & Co.

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Thursday, April 28, 2016, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 5200632. A replay of the call will be available until midnight Central Time on May 5, 2016 by dialing 1-877-344-7529. The confirmation code for the replay is 10083371. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release. Refer to press release supplemental table for this reconciliation.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,”

“believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.
 Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, resolution of assets subject to loss share agreements with the FDIC within the coverage periods, effects of the on-going correction in residential real estate prices and  levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, economic and business conditions in our markets or nationally, including the impact of volatility of oil and gas prices, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information in this discussion is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	3/31/2016	12/31/2015	% Change	3/31/2015	% Change
Net interest income	$161,403	$161,160	0.2	$125,804	28.3
Net interest income (TE) (1)	163,764	163,544	0.1	127,844	28.1
Total revenues	217,248	213,663	1.7	174,703	24.4
Provision for loan losses	14,905	11,711	27.3	5,345	178.9
Non-interest expense	137,452	138,975	(1.1)	133,153	3.2
Net income available to common shareholders	40,193	44,407	(9.5)	25,126	60.0

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$0.98	$1.08	(9.3)	$0.75	30.7
Earnings available to common shareholders - diluted	0.97	1.08	(10.2)	0.75	29.3
Operating earnings (Non-GAAP) (2)	1.01	1.11	(9.0)	0.95	6.3
Book value	59.93	58.87	1.8	56.77	5.6
Tangible book value (3)	41.38	40.35	2.6	39.26	5.4
Closing stock price	51.27	55.07	(6.9)	63.03	(18.7)
Cash dividends	0.34	0.34	—	0.34	—

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.64%	3.64%		3.54%
Efficiency ratio	63.3	65.0		76.2
Tangible operating efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	60.3	61.1		68.5
Return on average assets	0.82	0.90		0.64
Return on average common equity	6.59	7.30		5.39
Return on average operating tangible common equity (Non-GAAP) (2)(3)	10.26	11.20		9.92
Effective tax rate	34.1	29.5		30.6
Full-time equivalent employees	3,112	3,151		2,883

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	8.83%	8.86%		8.62%
Tangible common equity to risk-weighted assets (3)	10.14	9.89		9.92
Tier 1 leverage ratio (4)	9.41	9.52		8.87
Common equity Tier 1 (CET 1) (transitional) (4)	10.11	10.07		9.79
Common equity Tier 1 (CET 1) (fully phased-in) (4)	10.02	9.94		9.66
Tier 1 capital (transitional) (4)	10.56	10.70		9.99
Total risk-based capital ratio (4)	12.21	12.14		11.62
Common stock dividend payout ratio	34.9	31.5		51.7

	Classified assets to Tier 1 capital	28.4	17.7	17.6

ASSET QUALITY RATIOS (LEGACY):
	Non-performing assets to total assets (5)	0.65%	0.42%	0.55%
	Allowance for loan losses to loans	0.92	0.84	0.80
	Net charge-offs to average loans (annualized)	0.15	0.09	0.06
	Non-performing assets to total loans and OREO (5)	0.96	0.61	0.83

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	See Table 9 and Table 10 for the GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Capital ratios as of March 31, 2016 are estimated.
(5)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(6)	All ratios are calculated on an annualized basis for the periods indicated.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	3/31/2016	12/31/2015	$	%	9/30/2015	6/30/2015	3/31/2015	$	%
Interest income	$176,936	$176,651	285	0.2	$171,077	$160,545	$138,585	38,351	27.7
Interest expense	15,533	15,491	42	0.3	15,960	14,868	12,781	2,752	21.5
Net interest income	161,403	161,160	243	0.2	155,117	145,677	125,804	35,599	28.3
Provision for loan losses	14,905	11,711	3,194	27.3	5,062	8,790	5,345	9,560	178.9
Net interest income after provision for loan losses	146,498	149,449	(2,951)	(2.0)	150,055	136,887	120,459	26,039	21.6
Mortgage income	20,347	17,123	3,224	18.8	20,730	25,246	18,023	2,324	12.9
Service charges on deposit accounts	10,951	11,431	(480)	(4.2)	11,342	10,162	9,262	1,689	18.2
Title revenue	4,745	5,435	(690)	(12.7)	6,627	6,146	4,629	116	2.5
Broker commissions	3,823	4,130	(307)	(7.4)	3,839	5,461	4,162	(339)	(8.1)
ATM/debit card fee income	3,503	3,569	(66)	(1.8)	3,562	3,583	3,275	228	7.0
Income from bank owned life insurance	1,202	1,096	106	9.7	1,093	1,075	1,092	110	10.1
Gain on sale of available-for-sale securities	196	6	190	3,166.7	280	903	386	(190)	(49.2)
Other non-interest income	11,078	9,713	1,365	14.1	10,005	8,937	8,070	3,008	37.3
Total non-interest income	55,845	52,503	3,342	6.4	57,478	61,513	48,899	6,946	14.2
Salaries and employee benefits	80,742	83,455	(2,713)	(3.3)	82,416	84,019	72,696	8,046	11.1
Occupancy and equipment	16,907	16,928	(21)	(0.1)	17,987	17,366	16,260	647	4.0
Amortization of acquisition intangibles	2,113	1,795	318	17.7	2,338	2,155	1,523	590	38.7
Other non-interest expense	37,690	36,797	893	2.4	42,227	49,669	42,674	(4,984)	(11.7)
Total non-interest expense	137,452	138,975	(1,523)	(1.1)	144,968	153,209	133,153	4,299	3.2
Income before income taxes	64,891	62,977	1,914	3.0	62,565	45,191	36,205	28,686	79.2
Income tax expense	22,122	18,570	3,552	19.1	20,090	14,355	11,079	11,043	99.7
Net income	42,769	44,407	(1,638)	(3.7)	42,475	30,836	25,126	17,643	70.2
Preferred stock dividends	2,576	—	2,576	—	—	—	—	2,576	—
Net income available to common shareholders	$40,193	$44,407	(4,214)	(9.5)	$42,475	$30,836	$25,126	15,067	60.0

Income available to common shareholders - basic	$40,193	$44,407	(4,214)	(9.5)	$42,475	$30,836	$25,126	15,067	60.0
Earnings allocated to unvested restricted stock	(460)	(505)	45	(8.9)	(492)	(355)	(344)	(116)	33.7
Income allocated to common shareholders	$39,733	$43,902	(4,169)	(9.5)	$41,983	$30,481	$24,782	14,951	60.3

Earnings per common share - basic	$0.98	$1.08	(0.10)	(9.3)	$1.04	$0.79	$0.75	0.23	30.7

Earnings per common share - diluted	0.97	1.08	(0.11)	(10.2)	1.03	0.79	0.75	0.22	29.3

Impact of non-operating items (Non-GAAP) (1)	0.04	0.03	0.01	33.3	0.04	0.26	0.20	(0.16)	(80.0)
Earnings per share - diluted, excluding non-operating items (Non-GAAP) (1)	$1.01	$1.11	(0.10)	(9.0)	$1.07	$1.05	$0.95	0.06	6.3

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	41,186	40,996	190	0.5	40,995	39,015	33,659	7,527	22.4
Weighted average common shares outstanding - diluted	40,765	40,597	168	0.4	40,614	38,667	33,235	7,530	22.7
Book value shares (period end)	41,232	41,140	92	0.2	41,129	41,117	38,178	3,054	8.0

(1) See Table 9 for GAAP to Non-GAAP reconciliation.

TABLE 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	3/31/2016	12/31/2015	$	%	9/30/2015	6/30/2015	3/31/2015	$	%
Cash and due from banks	$300,207	$241,650	58,557	24.2	$370,657	$300,257	$268,241	31,966	11.9
Interest-bearing deposits in other banks	696,448	268,617	427,831	159.3	311,615	591,018	696,000	448	0.1
Total cash and cash equivalents	996,655	510,267	486,388	95.3	682,272	891,275	964,241	32,414	3.4
Investment securities available for sale	2,755,425	2,800,286	(44,861)	(1.6)	2,827,805	2,413,158	2,342,613	412,812	17.6
Investment securities held to maturity	96,117	98,928	(2,811)	(2.8)	98,330	101,475	113,442	(17,325)	(15.3)
Total investment securities	2,851,542	2,899,214	(47,672)	(1.6)	2,926,135	2,514,633	2,456,055	395,487	16.1
Mortgage loans held for sale	192,545	166,247	26,298	15.8	202,168	220,765	215,044	(22,499)	(10.5)
Loans, net of unearned income	14,451,244	14,327,428	123,816	0.9	14,117,019	13,950,563	12,873,461	1,577,783	12.3
Allowance for loan losses	(146,557)	(138,378)	(8,179)	5.9	(130,254)	(128,149)	(128,313)	(18,244)	14.2
Loans, net	14,304,687	14,189,050	115,637	0.8	13,986,765	13,822,414	12,745,148	1,559,539	12.2
Loss share receivable	33,564	39,878	(6,314)	(15.8)	43,443	50,452	60,972	(27,408)	(45.0)
Premises and equipment	314,615	323,902	(9,287)	(2.9)	333,273	342,949	337,201	(22,586)	(6.7)
Goodwill and other intangibles	768,235	765,655	2,580	0.3	766,589	765,813	672,337	95,898	14.3
Other assets	630,720	609,855	20,865	3.4	593,580	630,627	600,764	29,956	5.0
Total assets	$20,092,563	$19,504,068	588,495	3.0	$19,534,225	$19,238,928	$18,051,762	2,040,801	11.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,484,024	$4,352,229	131,795	3.0	$4,392,808	$4,166,850	$3,860,820	623,204	16.1
NOW accounts	2,960,562	2,974,176	(13,614)	(0.5)	2,635,021	2,623,697	2,729,791	230,771	8.5
Savings and money market accounts	6,736,146	6,727,720	8,426	0.1	6,999,863	6,925,038	5,796,443	939,703	16.2
Certificates of deposit	2,079,834	2,124,623	(44,789)	(2.1)	2,275,373	2,403,956	2,277,970	(198,136)	(8.7)
Total deposits	16,260,566	16,178,748	81,818	0.5	16,303,065	16,119,541	14,665,024	1,595,542	10.9
Short-term borrowings	195,000	110,000	85,000	77.3	10,000	59,300	352,300	(157,300)	(44.6)
Securities sold under agreements to repurchase	303,238	216,617	86,621	40.0	212,460	209,004	252,602	50,636	20.0
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	111,862	8,248	7.4
Other long-term debt	478,814	220,337	258,477	117.3	221,863	222,202	349,027	129,787	37.2
Other liabilities	186,926	159,421	27,505	17.3	183,526	143,487	153,617	33,309	21.7
Total liabilities	17,544,654	17,005,233	539,421	3.2	17,051,024	16,873,644	15,884,432	1,660,222	10.5
Total shareholders' equity	2,547,909	2,498,835	49,074	2.0	2,483,201	2,365,284	2,167,330	380,579	17.6
Total liabilities and shareholders' equity	$20,092,563	$19,504,068	588,495	3.0	$19,534,225	$19,238,928	$18,051,762	2,040,801	11.3

TABLE 3 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	3/31/2016	12/31/2015	$	%	9/30/2015	6/30/2015	3/31/2015	$	%
Cash and due from banks	$292,476	$352,854	(60,378)	(17.1)	$327,370	$263,844	$243,566	48,910	20.1
Interest-bearing deposits in other banks	365,709	319,302	46,407	14.5	682,764	582,032	324,150	41,559	12.8
Total cash and cash equivalents	658,185	672,156	(13,971)	(2.1)	1,010,134	845,876	567,716	90,469	15.9
Investment securities available for sale	2,797,320	2,829,825	(32,505)	(1.1)	2,660,423	2,417,002	2,223,344	573,976	25.8
Investment securities held to maturity	97,391	100,113	(2,722)	(2.7)	99,864	106,871	115,188	(17,797)	(15.5)
Total investment securities	2,894,711	2,929,938	(35,227)	(1.2)	2,760,287	2,523,873	2,338,532	556,179	23.8
Mortgage loans held for sale	160,873	169,616	(8,743)	(5.2)	200,895	202,691	133,304	27,569	20.7
Loans, net of unearned income	14,354,410	14,185,150	169,260	1.2	14,009,601	13,297,724	11,563,946	2,790,464	24.1
Allowance for loan losses	(141,393)	(135,209)	(6,184)	4.6	(130,367)	(129,069)	(128,519)	(12,874)	10.0
Loans, net	14,213,017	14,049,941	163,076	1.2	13,879,234	13,168,655	11,435,427	2,777,590	24.3
Loss share receivable	37,360	41,205	(3,845)	(9.3)	47,190	55,751	66,165	(28,805)	(43.5)
Premises and equipment	322,086	329,604	(7,518)	(2.3)	339,860	341,829	311,158	10,928	3.5
Goodwill and other intangibles	765,898	766,664	(766)	(0.1)	766,712	708,085	555,565	210,333	37.9
Other assets	609,181	592,042	17,139	2.9	599,758	598,526	549,746	59,435	10.8
Total assets	$19,661,311	$19,551,166	110,145	0.6	$19,604,070	$18,445,286	$15,957,613	3,703,698	23.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,388,259	$4,459,980	(71,721)	(1.6)	$4,265,912	$3,933,468	$3,312,357	1,075,902	32.5
NOW accounts	2,859,940	2,720,128	139,812	5.1	2,655,069	2,639,140	2,464,760	395,180	16.0
Savings and money market accounts	6,598,838	6,899,090	(300,252)	(4.4)	7,104,789	6,228,052	4,834,244	1,764,594	36.5
Certificates of deposit	2,098,032	2,213,557	(115,525)	(5.2)	2,343,794	2,331,537	2,150,447	(52,415)	(2.4)
Total deposits	15,945,069	16,292,755	(347,686)	(2.1)	16,369,564	15,132,197	12,761,808	3,183,261	24.9
Short-term borrowings	277,374	16,109	261,265	1,621.9	41,033	225,437	483,413	(206,039)	(42.6)
Securities sold under agreements to repurchase	217,296	224,255	(6,959)	(3.1)	221,217	236,305	263,645	(46,349)	(17.6)
Trust preferred securities	120,110	120,110	—	—	120,110	114,581	111,862	8,248	7.4
Other long-term debt	403,393	220,913	182,480	82.6	222,906	332,167	311,633	91,760	29.4
Other liabilities	167,810	186,382	(18,572)	(10.0)	206,030	172,473	135,477	32,333	23.9
Total liabilities	17,131,052	17,060,524	70,528	0.4	17,180,860	16,213,160	14,067,838	3,063,214	21.8
Total shareholders' equity	2,530,259	2,490,642	39,617	1.6	2,423,210	2,232,126	1,889,775	640,484	33.9
Total liabilities and shareholders' equity	$19,661,311	$19,551,166	110,145	0.6	$19,604,070	$18,445,286	$15,957,613	3,703,698	23.2

Table 4 - IBERIABANK CORPORATION
TOTAL LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	3/31/2016	12/31/2015	$	%	9/30/2015	6/30/2015	3/31/2015	$	%
Commercial loans:
Real estate	$6,230,628	$6,073,511	157,117	2.6	$5,979,751	$5,853,751	$5,122,946	1,107,682	21.6
Commercial and Industrial	3,374,382	3,444,578	(70,196)	(2.0)	3,302,971	3,216,906	2,967,306	407,076	13.7
Energy-related (Real Estate and Commercial and Industrial) (1)	731,662	680,766	50,896	7.5	719,456	787,568	819,411	(87,749)	(10.7)
Total commercial loans	10,336,672	10,198,855	137,817	1.4	10,002,178	9,858,225	8,909,663	1,427,009	16.0

Residential mortgage loans	1,208,391	1,195,319	13,072	1.1	1,189,941	1,169,608	1,164,286	44,105	3.8

Consumer loans:
Home equity	2,091,514	2,066,167	25,347	1.2	2,015,687	1,971,073	1,858,088	233,426	12.6
Indirect automobile	213,179	246,298	(33,119)	(13.4)	281,649	322,958	367,349	(154,170)	(42.0)
Automobile	164,868	169,571	(4,703)	(2.8)	172,947	173,924	160,518	4,350	2.7
Credit card	76,756	77,843	(1,087)	(1.4)	77,284	74,314	72,711	4,045	5.6
Other	359,864	373,375	(13,511)	(3.6)	377,333	380,461	340,846	19,018	5.6
Total consumer loans	2,906,181	2,933,254	(27,073)	(0.9)	2,924,900	2,922,730	2,799,512	106,669	3.8
Total loans	$14,451,244	$14,327,428	123,816	0.9	$14,117,019	$13,950,563	$12,873,461	1,577,783	12.3

Allowance for loan losses	$(146,557)	$(138,378)	(8,179)	5.9	$(130,254)	$(128,149)	$(128,313)	(18,244)	14.2
Loans, net	14,304,687	14,189,050	115,637	0.8	13,986,765	13,822,414	12,745,148	1,559,539	12.2

Reserve for unfunded commitments	(14,033)	(14,145)	112	(0.8)	(14,525)	(13,244)	(12,849)	(1,184)	9.2
Allowance for credit losses	(160,590)	(152,523)	(8,067)	5.3	(144,779)	(141,393)	(141,162)	(19,428)	13.8

ASSET QUALITY DATA (2)
Non-accrual loans	$182,757	$154,425	28,332	18.3	$165,022	$192,385	$195,371	(12,614)	(6.5)
Other real estate owned and foreclosed assets	31,411	34,131	(2,720)	(8.0)	40,450	49,929	53,194	(21,783)	(41.0)
Accruing loans more than 90 days past due	1,068	1,970	(902)	(45.8)	2,994	4,607	5,642	(4,574)	(81.1)
Total non-performing assets	$215,236	$190,526	24,710	13.0	$208,466	$246,921	$254,207	(38,971)	(15.3)

Loans 30-89 days past due	$59,074	$35,579	23,495	66.0	$25,306	$39,005	$32,835	26,239	79.9

Non-performing assets to total assets	1.07%	0.98%			1.07%	1.28%	1.41%
Non-performing assets to total loans and OREO	1.49	1.33			1.47	1.76	1.97
Allowance for loan losses to non-performing loans (3)	79.7	88.5			77.5	65.1	63.8
Allowance for loan losses to non-performing assets	68.1	72.6			62.5	51.9	50.5
Allowance for loan losses to total loans	1.01	0.97			0.92	0.92	1.00

Quarter-to-date charge-offs	$5,560	$4,277	1,283	30.0	$5,245	$4,808	$2,972	2,588	87.1
Quarter-to-date recoveries	(1,551)	(1,358)	(193)	14.2	(2,790)	(1,034)	(1,237)	(314)	25.4

Quarter-to-date net charge-offs	$4,009	$2,919	1,090	37.3	$2,455	$3,774	$1,735	2,274	131.1

Net charge-offs to average loans (annualized)	0.11%	0.08%			0.07%	0.11%	0.06%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 5 - IBERIABANK CORPORATION
LEGACY LOANS AND LEGACY ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LEGACY LOANS	3/31/2016	12/31/2015	$	%	9/30/2015	6/30/2015	3/31/2015	$	%
Commercial loans:
Real estate	$4,771,690	$4,504,062	267,628	5.9	$4,321,723	$4,105,592	$3,845,551	926,139	24.1
Commercial and Industrial	2,926,686	2,952,102	(25,416)	(0.9)	2,779,503	2,650,799	2,496,258	430,428	17.2
Energy-related (Real Estate and Commercial and Industrial) (1)	728,778	677,177	51,601	7.6	713,935	782,312	815,281	(86,503)	(10.6)
Total commercial loans	8,427,154	8,133,341	293,813	3.6	7,815,161	7,538,703	7,157,090	1,270,064	17.7

Residential mortgage loans	730,621	694,023	36,598	5.3	660,543	616,497	553,815	176,806	31.9

Consumer loans:
Home equity	1,625,812	1,575,643	50,169	3.2	1,488,796	1,399,005	1,335,390	290,422	21.7
Indirect automobile	213,141	246,214	(33,073)	(13.4)	281,522	322,767	367,077	(153,936)	(41.9)
Automobile	153,732	157,579	(3,847)	(2.4)	159,928	159,778	145,084	8,648	6.0
Credit card	76,247	77,261	(1,014)	(1.3)	76,716	73,726	72,164	4,083	5.7
Other	301,990	306,459	(4,469)	(1.5)	296,592	285,077	264,249	37,741	14.3
Total consumer loans	2,370,922	2,363,156	7,766	0.3	2,303,554	2,240,353	2,183,964	186,958	8.6
Total loans	$11,528,697	$11,190,520	338,177	3.0	$10,779,258	$10,395,553	$9,894,869	1,633,828	16.5

Allowance for loan losses	$(105,574)	$(93,808)	(11,766)	12.5	$(86,400)	$(83,723)	$(78,773)	(26,801)	34.0
Loans, net	11,423,123	11,096,712	326,411	2.9	10,692,858	10,311,830	9,816,096	1,607,027	16.4

Reserve for unfunded commitments	(14,033)	(14,145)	112	(0.8)	(14,525)	(13,244)	(12,849)	(1,184)	9.2
Allowance for credit losses	(119,607)	(107,953)	(11,654)	10.8	(100,925)	(96,967)	(91,622)	(27,985)	30.5

ASSET QUALITY DATA (2)
Non-accrual loans	$93,429	$50,928	42,501	83.5	$51,274	$62,739	$60,064	33,365	55.5
Other real estate owned and foreclosed assets	17,662	16,491	1,171	7.1	17,062	20,028	21,654	(3,992)	(18.4)
Accruing loans more than 90 days past due	125	624	(499)	(80.0)	1,521	3,584	239	(114)	(47.7)
Total non-performing assets	$111,216	$68,043	43,173	63.4	$69,857	$86,351	$81,957	29,259	35.7

Loans 30-89 days past due	$42,454	$20,109	22,345	111.1	$15,718	$14,985	$17,606	24,848	141.1

Non-performing assets to total assets	0.65%	0.42%			0.43%	0.55%	0.55%
Non-performing assets to total loans and OREO	0.96	0.61			0.65	0.83	0.83
Allowance for loan losses to non-performing loans (3)	112.9	182.0			163.7	126.2	130.6
Allowance for loan losses to non-performing assets	94.9	137.9			123.7	97.0	96.1
Allowance for loan losses to total loans	0.92	0.84			0.80	0.81	0.80

Quarter-to-date charge-offs	$5,389	$3,705	1,684	45.5	$4,958	$4,446	$2,669	2,720	101.9

Quarter-to-date recoveries	(1,247)	(1,145)	(102)	8.9	(2,524)	(941)	(1,091)	(156)	14.3
Quarter-to-date net charge-offs	$4,142	$2,560	1,582	61.8	$2,434	$3,505	$1,578	2,564	162.5
Net charge-offs to average loans (annualized)	0.15%	0.09%			0.09%	0.14%	0.06%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 6 - IBERIABANK CORPORATION
ACQUIRED LOANS AND ACQUIRED ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
ACQUIRED LOANS (1)	3/31/2016	12/31/2015	$	%	9/30/2015	6/30/2015	3/31/2015	$	%
Commercial loans:
Real estate	$1,458,938	$1,569,449	(110,511)	(7.0)	$1,658,028	$1,748,159	$1,277,395	181,543	14.2
Commercial and Industrial	447,696	492,476	(44,780)	(9.1)	523,468	566,107	471,048	(23,352)	(5.0)
Energy-related (Real Estate and Commercial and Industrial) (2)	2,884	3,589	(705)	(19.6)	5,521	5,256	4,130	(1,246)	(30.2)
Total commercial loans	1,909,518	2,065,514	(155,996)	(7.6)	2,187,017	2,319,522	1,752,573	156,945	9.0

Residential mortgage loans	477,770	501,296	(23,526)	(4.7)	529,398	553,111	610,471	(132,701)	(21.7)

Consumer loans:
Home equity	465,702	490,524	(24,822)	(5.1)	526,891	572,068	522,698	(56,996)	(10.9)
Indirect automobile	38	84	(46)	(54.8)	127	191	272	(234)	(86.0)
Automobile	11,136	11,992	(856)	(7.1)	13,019	14,146	15,434	(4,298)	(27.8)
Credit card	509	582	(73)	(12.5)	568	588	547	(38)	(6.9)
Other	57,874	66,916	(9,042)	(13.5)	80,741	95,384	76,597	(18,723)	(24.4)
Total consumer loans	535,259	570,098	(34,839)	(6.1)	621,346	682,377	615,548	(80,289)	(13.0)
Total loans	$2,922,547	$3,136,908	(214,361)	(6.8)	$3,337,761	$3,555,010	$2,978,592	(56,045)	(1.9)

Allowance for loan losses	$(40,983)	$(44,570)	3,587	(8.0)	$(43,854)	$(44,426)	$(49,540)	8,557	(17.3)
Loans, net	2,881,564	3,092,338	(210,774)	(6.8)	3,293,907	3,510,584	2,929,052	(47,488)	(1.6)

ACQUIRED ASSET QUALITY DATA (1)
Non-accrual loans	$89,328	$103,497	(14,169)	(13.7)	$113,748	$129,646	$135,307	(45,979)	(34.0)
Other real estate owned and foreclosed assets	13,749	17,640	(3,891)	(22.1)	23,388	29,901	31,540	(17,791)	(56.4)
Accruing loans more than 90 days past due	943	1,346	(403)	(29.9)	1,473	1,023	5,403	(4,460)	(82.5)
Total non-performing assets	$104,020	$122,483	(18,463)	(15.1)	$138,609	$160,570	$172,250	(68,230)	(39.6)

Loans 30-89 days past due	$16,620	$15,470	1,150	7.4	$9,588	$24,020	$15,229	1,391	9.1

Non-performing assets to total assets	3.50%	3.84%			4.07%	4.42%	5.64%
Non-performing assets to total loans and OREO	3.54	3.88			4.12	4.48	5.72
Allowance for loan losses to non-performing loans (3)	45.4	42.5			38.1	34.0	35.2
Allowance for loan losses to non-performing assets	39.4	36.4			31.6	27.7	28.8
Allowance for loan losses to total loans	1.40	1.42			1.31	1.25	1.66

Quarter-to-date charge-offs	$171	$572	(401)	(70.1)	$287	362	$303	(132)	(43.6)
Quarter-to-date recoveries	(304)	(213)	(91)	42.7	(266)	(93)	(146)	(158)	108.2
Quarter-to-date net charge-offs/(recoveries)	$(133)	$359	(492)	(137.0)	$21	$269	$157	(290)	(184.7)

Net charge-offs/(recoveries) to average loans (annualized)	(0.02)%	0.04%			0.00%	0.03%	0.03%

(1) For purposes of this table, acquired loans and acquired non-performing assets are presented only. Non-performing assets include all loans meeting non-performing asset criteria.
(2) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(3) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.

TABLE 7 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2016			12/31/2015			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans (TE) (1)	$10,250,555	$113,417	4.43%	$10,062,680	$114,153	4.50%	(7)
Residential mortgage loans	1,202,692	13,429	4.47	1,193,488	12,819	4.30	17
Consumer loans	2,901,163	37,145	5.15	2,928,982	36,553	4.95	20
Total loans (TE) (1)	14,354,410	163,991	4.58	14,185,150	163,525	4.57	1
Loss share receivable	37,360	(4,386)	(46.44)	41,205	(4,490)	(42.63)	(381)
Total loans and loss share receivable	14,391,770	159,605	4.45	14,226,355	159,035	4.44	1
Mortgage loans held for sale	160,873	1,401	3.48	169,616	1,422	3.35	13
Investment securities (2)	2,866,974	15,212	2.25	2,901,388	15,149	2.21	4
Other earning assets	453,737	718	0.64	390,571	1,045	1.06	(42)
Total earning assets	17,873,354	176,936	3.99	17,687,930	176,651	3.99	—
Allowance for loan losses	(141,393)			(135,209)
Non-earning assets	1,929,350			1,998,445
Total assets	$19,661,311			$19,551,166

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,859,940	1,940	0.27	$2,720,128	1,861	0.27	—
Savings and money market accounts	6,598,838	5,640	0.34	6,899,090	6,172	0.35	(1)
Certificates of deposit	2,098,032	4,354	0.83	2,213,557	4,727	0.85	(2)
Total interest-bearing deposits (3)	11,556,810	11,934	0.42	11,832,775	12,760	0.43	(1)
Short-term borrowings	494,670	485	0.39	240,365	98	0.16	23
Long-term debt	523,503	3,114	2.35	341,022	2,633	3.02	(67)
Total interest-bearing liabilities	12,574,983	15,533	0.49	12,414,162	15,491	0.49	—
Non-interest-bearing deposits	4,388,259			4,459,980
Non-interest-bearing liabilities	167,810			186,382
Total liabilities	17,131,052			17,060,524
Total shareholders' equity	2,530,259			2,490,642
Total liabilities and shareholders' equity	$19,661,311			$19,551,166

Net interest income/Net interest spread		$161,403	3.50%		$161,160	3.50%	—
Tax-equivalent benefit		2,361	0.05		2,384	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$163,764	3.64%		$163,544	3.64%	—

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended March 31, 2016 and December 31, 2015 total 0.30% and 0.31%, respectively.

TABLE 7 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2015			6/30/2015			3/31/2015
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate
Earning assets:
Commercial loans (TE) (1)	$9,915,593	$110,282	4.41%	$9,277,141	$103,272	4.46%	$7,882,782	$83,645	4.31%
Residential mortgage loans	1,180,725	13,156	4.46	1,187,166	14,379	4.84	1,099,518	13,594	4.95
Consumer loans	2,913,283	36,477	4.97	2,833,417	35,684	5.05	2,581,646	32,952	5.18
Total loans (TE) (1)	14,009,601	159,915	4.53	13,297,724	153,335	4.62	11,563,946	130,191	4.56
Loss share receivable	47,190	(5,600)	(46.43)	55,751	(7,398)	(52.50)	66,165	(6,013)	(36.35)
Total loans and loss share receivable	14,056,791	154,315	4.36	13,353,475	145,937	4.38	11,630,111	124,178	4.32
Mortgage loans held for sale	200,895	1,847	3.68	202,691	1,380	2.72	133,304	1,515	4.55
Investment securities (2)	2,697,617	13,729	2.16	2,469,050	12,191	2.08	2,307,525	12,097	2.22
Other earning assets	756,277	1,186	0.62	663,071	1,037	0.63	402,499	795	0.80
Total earning assets	17,711,580	171,077	3.86	16,688,287	160,545	3.87	14,473,439	138,585	3.90
Allowance for loan losses	(130,367)			(129,069)			(128,519)
Non-earning assets	2,022,857			1,886,068			1,612,693
Total assets	$19,604,070			$18,445,286			$15,957,613

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,655,069	1,725	0.26	$2,639,140	1,765	0.27	$2,464,760	1,552	0.26
Savings and money market accounts	7,104,789	6,459	0.36	6,228,052	5,058	0.33	4,834,244	3,375	0.28
Certificates of deposit	2,343,794	5,040	0.85	2,331,537	4,959	0.85	2,150,447	4,411	0.83
Total interest-bearing deposits (3)	12,103,652	13,224	0.43	11,198,729	11,782	0.42	9,449,451	9,338	0.40
Short-term borrowings	262,250	116	0.17	461,742	220	0.19	747,058	363	0.19
Long-term debt	343,016	2,620	2.99	446,748	2,866	2.54	423,495	3,080	2.91
Total interest-bearing liabilities	12,708,918	15,960	0.50	12,107,219	14,868	0.49	10,620,004	12,781	0.49
Non-interest-bearing deposits	4,265,912			3,933,468			3,312,357
Non-interest-bearing liabilities	206,030			172,473			135,477
Total liabilities	17,180,860			16,213,160			14,067,838
Total shareholders' equity	2,423,210			2,232,126			1,889,775
Total liabilities and shareholders' equity	$19,604,070			$18,445,286			$15,957,613

Net interest income/Net interest spread		$155,117	3.36%		$145,677	3.38%		$125,804	3.41%
Tax-equivalent benefit		2,185	0.05		1,996	0.05		2,040	0.06
Net interest income (TE)/Net interest margin (TE) (1)		$157,302	3.50%		$147,673	3.52%		$127,844	3.54%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended September 30, 2015, June 30, 2015, and March 31, 2015 total 0.32%, 0.31% and 0.30%, respectively.

Table 8 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	3/31/2016			12/31/2015			9/30/2015			6/30/15			3/31/2015
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$115	$11,319	4.02%	$109	$10,949	3.92%	$105	$10,571	3.90%	$99	$10,147	3.88%	$94	$9,734	3.90%
Acquired loans (1)	45	3,073	5.84	50	3,277	5.97	49	3,486	5.59	47	3,206	5.82	30	1,896	6.34
Total loans	$160	$14,392	4.46%	$159	$14,226	4.44%	$154	$14,057	4.36%	$146	$13,353	4.38%	$124	$11,630	4.32%

	3/31/2016			12/31/2015			9/30/2015			6/30/15			3/31/2015
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans (1)	(7)	86	(1.04)	(11)	87	(1.41)	(8)	92	(0.90)	(9)	85	(1.23)	(9)	67	(2.00)
Total loans	$(7)	$86	(0.21)%	$(11)	$87	(0.33)%	$(8)	$92	(0.24)%	$(9)	$85	(0.30)%	$(9)	$67	(0.33)%

	3/31/2016			12/31/2015			9/30/2015			6/30/15			3/31/2015
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$115	$11,319	4.02%	$109	$10,949	3.92%	$105	$10,571	3.90%	$99	$10,147	3.88%	$94	$9,734	3.90%
Acquired loans (1)	38	3,159	4.80	39	3,364	4.56	41	3,578	4.69	38	3,291	4.58	21	1,963	4.28
Total loans	$153	$14,478	4.25%	$148	$14,313	4.11%	$146	$14,149	4.12%	$137	$13,438	4.08%	$115	$11,697	3.99%

(1) Acquired loans include the impact of the FDIC Indemnification Asset.

Table 9 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2016			12/31/2015			9/30/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income available to common shareholders (GAAP)	$64,891	$40,193	$0.97	$62,977	$44,407	$1.08	$62,565	$42,475	$1.03
					—
Non-interest income adjustments:					—
Gain on sale of investments and other non-interest income	(196)	(127)	—	(157)	(102)	—	(2,221)	(1,444)	(0.04)

Non-interest expense adjustments:
Merger-related expenses	3	2	—	(166)	(108)	—	2,212	1,438	0.04
Severance expenses	454	295	0.01	1,842	1,197	0.03	304	198	—
Impairment of long-lived assets, net of (gain) loss on sale	1,044	679	0.01	3,396	2,207	0.05	1,713	1,113	0.03
Other non-operating non-interest expense	1,091	709	0.02	(208)	(135)	—	242	157	—
Total non-interest expense adjustments	2,592	1,685	0.04	4,864	3,161	0.08	4,471	2,906	0.07
Income tax benefits	—	—	—	—	(2,041)	(0.05)	—	—	-
Operating earnings (non-GAAP)	67,287	41,751	1.01	67,684	45,425	1.11	64,815	43,937	1.07
Provision for loan losses	14,905	9,688	0.24	11,711	7,612	0.19	5,062	3,291	0.08
Pre-provision operating earnings (non-GAAP)	$82,192	$51,439	$1.25	$79,395	$53,037	$1.30	$69,877	$47,228	$1.15

	For the Three Months Ended
	6/30/2015			3/31/2015
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income available to common shareholders (GAAP)	$45,191	$30,836	$0.79	$36,205	$25,126	$0.75

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(1,266)	(823)	(0.02)	(389)	(252)	(0.01)

Non-interest expense adjustments:
Merger-related expenses	12,732	8,392	0.22	9,296	6,139	0.18
Severance expenses	406	264	0.01	41	27	—
Impairment of long-lived assets, net of (gain) loss on sale	1,571	1,021	0.03	579	376	0.01
Other non-operating non-interest expense	2,050	1,333	0.03	450	292	0.01
Total non-interest expense adjustments	16,759	11,010	0.29	10,366	6,834	0.20

Income tax benefits	—	—	-	—	—	—
Operating earnings (non-GAAP)	60,684	41,023	1.05	46,182	31,708	0.95
Provision for loan losses	8,790	5,713	0.15	5,345	3,475	0.10
Pre-provision operating earnings (non-GAAP)	$69,474	$46,736	$1.20	$51,527	$35,183	$1.05

(1) After-tax amounts computed using a marginal tax rate of 35%.
(2) Diluted per share amounts may not appear to foot due to rounding.

Table 10 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Net interest income (GAAP)	$161,403	$161,160	$155,117	$145,677	$125,804
Add: Effect of tax benefit on interest income	2,361	2,384	2,185	1,996	2,040
Net interest income (TE) (Non-GAAP) (1)	163,764	163,544	157,302	147,673	127,844

Non-interest income (GAAP)	55,845	52,503	57,478	61,513	48,899
Add: Effect of tax benefit on non-interest income	647	590	589	579	588
Non-interest income (TE) (Non-GAAP) (1)	56,492	53,093	58,067	62,092	49,487
Taxable equivalent revenues (Non-GAAP) (1)	220,256	216,637	215,369	209,765	177,331
Securities gains and other non-interest income	(196)	(157)	(2,221)	(1,266)	(389)
Taxable equivalent operating revenues (Non-GAAP) (1)	$220,060	$216,480	$213,148	$208,499	$176,942

Total non-interest expense (GAAP)	$137,452	$138,975	$144,968	$153,209	$133,153
Less: Intangible amortization expense	2,113	1,795	2,338	2,155	1,523
Tangible non-interest expense (Non-GAAP) (2)	135,339	137,180	142,630	151,054	131,630
Less: Merger-related expense	3	(166)	2,212	12,732	9,296
Severance expense	454	1,842	304	406	41
Loss on sale of long-lived assets, net of impairment	1,044	3,396	1,713	1,571	579
Other non-operating non-interest expense	1,091	(208)	242	2,050	450
Tangible operating non-interest expense (Non-GAAP) (2)	$132,747	$132,316	$138,159	$134,295	$121,264

Return on average assets (GAAP)	0.82%	0.90%	0.86%	0.67%	0.64%
Effect of non-operating revenues and expenses	0.03	0.02	0.03	0.22	0.17
Operating return on average assets (Non-GAAP)	0.85%	0.92%	0.89%	0.89%	0.81%

Efficiency ratio (GAAP)	63.3%	65.0%	68.2%	73.9%	76.2%
Effect of tax benefit related to tax-exempt income	(0.9)	(0.8)	(0.9)	(0.9)	(1.1)
Efficiency ratio (TE) (Non-GAAP) (1)	62.4%	64.2%	67.3%	73.0%	75.1%
Effect of amortization of intangibles	(1.0)	(0.8)	(1.1)	(1.0)	(0.9)
Effect of non-operating items	(1.1)	(2.3)	(1.4)	(7.6)	(5.7)
Tangible operating efficiency ratio (TE) (Non-GAAP) (1) (2)	60.3%	61.1%	64.8%	64.4%	68.5%

Return on average common equity (GAAP)	6.59%	7.30%	7.09%	5.54%	5.39%
Effect of intangibles (2)	3.30	3.65	3.73	2.93	2.53
Effect of non-operating revenues and expenses	0.37	0.25	0.36	2.67	2.00
Return on average operating tangible common equity (Non-GAAP) (2)	10.26%	11.20%	11.18%	11.14%	9.92%

Total shareholders' equity (GAAP)	$2,547,909	$2,498,835	$2,483,201	$2,365,284	$2,167,330
Less: Goodwill and other intangibles	764,730	761,871	762,500	761,809	668,802
Preferred stock	76,812	76,812	77,463	—	—
Tangible common equity (Non-GAAP) (2)	$1,706,367	$1,660,152	$1,643,238	$1,603,475	$1,498,528

Total assets (GAAP)	$20,092,563	$19,504,068	$19,534,225	$19,238,928	$18,051,762
Less: Goodwill and other intangibles	764,730	761,871	762,500	761,809	668,802
Tangible assets (Non-GAAP) (2)	$19,327,833	$18,742,197	$18,771,725	$18,477,119	$17,382,960
Tangible common equity ratio (Non-GAAP) (2)	8.83%	8.86%	8.75%	8.68%	8.62%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.